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                                                                       EXHIBIT 5

                          CARDIAC PATHWAYS CORPORATION







                      WARRANT FOR THE PURCHASE OF SHARES OF
                 PREFERRED STOCK OF CARDIAC PATHWAYS CORPORATION


No. ____                                                     Warrant to Purchase
                                                                _________ Shares


        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR OF THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT, OR OF ANY INTEREST IN EITHER THEREOF, INCLUDING ANY EXERCISE OF THIS WARRANT IN FAVOR OF ANY PERSON OTHER THAN THE HOLDER OR ANY AFFILIATE THEREOF, SHALL BE VALID OR EFFECTIVE UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

        FOR VALUE RECEIVED, CARDIAC PATHWAYS CORPORATION, a Delaware corporation (the "Company"), hereby certifies that [HOLDER], its successor or permitted assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein, _________ fully paid and non-assessable shares of Preferred Stock of the Company, par value $0.001 per share (the "Common Stock"), at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.



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        1. Definitions. (a) The following terms, as used herein, have the following meanings:

        "Affiliate" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.

        "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in San Francisco and the City of New York are authorized by law to close.

        "Certificate of Designation" means the Certificate of Designation of the Issuer substantially in the form of Exhibit B to the Securities Purchase Agreement.

        "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

        "Current Market Price Per Preferred Share" shall have the meaning set forth in Section 8(f).

        "Duly Endorsed" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

        "Exercise Price" means the product of 1,000 and (i) in the case of Warrants issued on the Closing Date (as defined in the Securities Purchase Agreement), $1.00 or (ii) in the case of Warrants issued in connection with the delivery of an Acceleration Notice (as defined in the Bridge Securities), the average of the trading price of the Common Stock, as reported on the Nasdaq National Market for the 10 Business Days immediately preceding the delivery of such Acceleration Notice, such Exercise Price to be adjusted from time to time as provided herein.

        "Expiration Date" means May 31, 2004 at 5:00 p.m. New York City time.

        "Person" means an individual, partnership, limited liability company, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.



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        "Preferred Stock" means the Series B Convertible Preferred Stock of the
Company as set forth in the Certificate of Designation.

        "Principal Holder" means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer to designate a successor Principal Holder in the manner described above.

        "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of May 20, 1999 among the Company and the Securityholders listed on the signature pages thereto, providing for the purchase and issuance of the Bridge Securities and this Warrant.

        "Warrant Shares" means the shares of Preferred Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

                (b) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Securities Purchase Agreement.

        2. Exercise of Warrant.

                (a) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price or an election of net issuance of Warrant Shares. Upon such delivery and payment or election of net issuance, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise or election, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

                (b) In the event of cash exercise by the Holder, the Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any



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        combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares. In the event of election by the Holder of net issuance of the Warrant Shares, the Company, upon receipt of notice of election of net issuance, shall issue to the Holder a number of shares of Preferred Stock having an aggregate Current Market Price Per Preferred Share equal to the aggregate Current Market Price Per Preferred Share of the Warrant Shares issuable upon exercise less the aggregate Exercise Price for such Warrant Shares.

                (c) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

                (d) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Preferred Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

        3. Restrictive Legend. Certificates representing shares of Preferred Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend is required pursuant to the Securities Purchase Agreement.

        4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Preferred Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be



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validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Preferred Stock Purchase Agreement.

        5. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Preferred Share at the date of such exercise.

        6. Exchange, Transfer or Assignment of Warrant.

                (a) This Warrant Certificate and all rights hereunder are not transferable by the registered holder hereof except to any Person who, prior to such transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of the Securities Purchase Agreement in accordance with the provisions thereof. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby.

                (b) Subject to compliance with the Securities Purchase Agreement, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

        7. Loss or Destruction of Warrant. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.



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        8. Anti-dilution Provisions.

                (a) In case the Company shall at any time after the date hereof
        (i) declare a dividend or make a distribution on Preferred Stock payable in Preferred Stock, (ii) subdivide or split the outstanding Preferred Stock, (iii) combine or reclassify the outstanding Preferred Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph 8(i), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Preferred Stock or other securities of the Company (or shares of any security into which such shares of Preferred Stock have been reclassified pursuant to clause 8(a)(iii) or 8(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                (b) In case the Company shall issue or sell any Preferred Stock (other than Preferred Stock issued (i) upon exercise of the Warrants, (ii) pursuant to any Preferred Stock related employee compensation plan of the Company approved by the Company's Board of Directors or (iii) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs 8(c) or 8(d) hereof) without consideration or for a consideration per share less than the Current Market Price Per Preferred Share, the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of (x) the number of shares of Preferred Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Preferred Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Preferred Stock outstanding immediately after such issuance or sale and the Current Market Price Per Preferred Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair



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        market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Principal Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

                (c) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Preferred Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Preferred Stock (or securities convertible into share of Preferred Stock) at a price per share of Preferred Stock (or having a conversion price per share of Preferred Stock, if a security convertible into shares of Preferred Stock) less than the Current Market Price Per Preferred Share on such record date, the maximum number of shares of Preferred Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof, as though such maximum number of shares of Preferred Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Preferred Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Preferred Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Preferred Stock, in the latter event.

                (d) In case the Company shall issue rights, options (other than options issued pursuant to a plan described in clause 8(b)(i)) or warrants entitling the holders thereof to subscribe for or purchase Preferred Stock



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        (or securities convertible into shares of Preferred Stock) or shall issue convertible securities, and the price per share of Preferred Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Preferred Share, the maximum number of shares of Preferred Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph 8(b) hereof as though such maximum number of shares of Preferred Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Preferred Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(b) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Preferred Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Preferred Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph 8(d) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph 8(c) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Preferred Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefor.

                (e) In case the Company shall fix a record date for the making of a distribution to holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than dividends payable in Preferred Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph 8(c) hereof), the Exercise Price to be in effect



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        after such record date shall be determined by multiplying the Exercise
        Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price Per Preferred Share on such record date, less the fair market value (determined as set forth in paragraph 8(b) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Preferred Stock, and the denominator of which shall be such Current Market Price Per Preferred Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                (f) For the purpose of any computation under paragraph 5 or paragraph 8(b), 8(c), 8(d) or 8(e) hereof, on any determination date the Current Market Price Per Preferred Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock into which the Preferred stock is convertible for the 20 consecutive trading days immediately prior to such date. "Daily Price" means the last reported sale price on such day on the National Market of the NASDAQ Stock Market ("NASDAQ"); or (A) if the shares of such class of Common Stock then are not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Price Share shall be the fair market value of such shares of Common Stock on such determination date as determined by the Board of Directors. If the Principal Holder shall object to any determination by the Board of Directors of the Current Market Price Per Preferred Share, the Current Market Price Per Preferred Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably acceptable to the Principal Holder. For purposes of any computation under this paragraph 8, the number of shares of Preferred Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

                (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph 8(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations



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        under this paragraph 8 shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

                (h) In the event that, at any time as a result of the provisions of this paragraph 8, the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Preferred Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

                (i) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 8(a), 8(b), 8(c), 8(d) or 8(e) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Preferred Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

        9. Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Preferred Stock or Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Preferred Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Preferred Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Preferred Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger,



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sale or transfer is not the same for each share of Preferred Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph 9 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 9 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

        10. Notices. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder, the Company or the Shareholder Representative, as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

        If to the Company:

                  Cardiac Pathways Corporation
                  995 Benecia Avenue
                  Sunnyvale, California 94086
                  Telecopy: 408-737-0505
                  Attention: G. Michael Latta, Chief Financial Officer

        If to the Holder: to its address specified on the signature page hereof


Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.



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        11. Rights of the Holder. Prior to the exercise of any Warrant, the
Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

        12. GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

        13. Amendments; Waivers. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.



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        IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of May 20, 1999.

                                        CARDIAC PATHWAYS CORPORATION



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Acknowledged and Agreed:

[HOLDER]


By:
   ----------------------------------
Title:

[ADDRESS]
[ADDRESS]



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


                             WARRANT EXERCISE NOTICE

                (To be delivered prior to exercise of the Warrant
             by execution of the Warrant Exercise Subscription Form)


To:      CARDIAC PATHWAYS CORPORATION

        The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Preferred Stock, par value $0.001 per share, of Cardiac Pathways Corporation. The undersigned intends to exercise the Warrant to purchase ___________ shares (the "Shares") at $______ per Share (the Exercise Price currently in effect pursuant to the Warrant).

        [ ]     The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below.

        [ ]     The undersigned elects to have a number of shares of Preferred
Stock having an aggregate Current Market Price Per Preferred Share equal to the aggregate Current Market Price Per Preferred Share of the Shares issuable upon exercise less the aggregate Exercise Price for such Shares.

Date:
     ---------------------------


                                        ----------------------------------------
                                        (Signature of Holder)


                                        ----------------------------------------
                                        (Street Address)


                                        ----------------------------------------
                                        (City)           (State)      (Zip Code)


Payment: $_________________________cash

         $_________________________check

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant
                   after delivery of Warrant Exercise Notice)


To:     Cardiac Pathways Corporation

        The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares (the "Shares") of Preferred Stock, par value $.01 per share, of Cardiac Pathways Corporation (the "Company") at $_____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and either (1) herewith makes payment of $___________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), or (2) has elected for net issuance of the Shares, all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:
     ---------------------------


                                        ----------------------------------------
                                        (Signature of Holder)


                                        ----------------------------------------
                                        (Street Address)


                                        ----------------------------------------
                                        (City)           (State)      (Zip Code)

Securities and/or check to be issued to:________________________________________


Please insert social security or identifying number:____________________________


Name:___________________________________________________________________________


Street Address:_________________________________________________________________


City, State and Zip Code:_______________________________________________________



Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:____________________________


Name:___________________________________________________________________________


Street Address:_________________________________________________________________


City, State and Zip Code:_______________________________________________________

                             WARRANT ASSIGNMENT FORM



                                                    Dated ___________ ___, _____


        FOR VALUE RECEIVED, _______________________________ hereby sells,

 assigns and transfers unto____________________________________(the "Assignee"),
                          (please type or print in block letters)

--------------------------------------------------------------------------------
                                (insert address)

its right to purchase up to ________ shares of Preferred Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_______________________ Attorney-in-Fact, to transfer the same on the books of the Company, with full power of substitution in the premises.



                                        Signature:
                                                  ------------------------------